As filed with the Securities and Exchange Commission on June 26,
                   2000 Registration File No. ____________
          ============================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ASIAN PACIFIC COMPANY, LTD.
                 (Name of small business issuer in its charter)

   Nevada                       5999                      33-0299728
------------------          -----------------            ------------------
(State  or  Other           (Primary Standard            (IRS Employer
Jurisdiction of             Industrial  Classifi-        Identification  No.)
Organization)               cation Code)

Asian Pacific Company, Ltd.              Michael J. Morrison, Esq.
3465 Commercial Street                   1495  Ridgeview Drive, Suite  220
Vancouver, B.C., Canada V5N 4E8          Reno,  Nevada  89509
(604) 871-9930                           (775)  827-6300
--------------------------------         ---------------------------------
(Address and telephone of registrant's (Name, address and telephone principal executive offices number of agent for service) and principal place of business)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                  CALCULATION  OF  REGISTRATION  FEE
-------------------------------------------------------------------------------
Securities .  . . .  Amount To Be   Offering Price    Aggregate    Registration
To Be Registered . .  Registered      Per Share     Offering Price   Fee (1)
-------------------------------------------------------------------------------
Common stock:. . . .1,000,000 Shares     $1.00        $4,000,000     $1,056.00
-------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                   PROSPECTUS
                                   ==========

                        1,000,000 SHARES OF COMMON STOCK

                           ASIAN PACIFIC COMPANY, LTD.

We are offering up to a total of 1,000,000 shares of our common stock on a self-underwritten basis, at an initial public offering price of $4.00 per share. No fractional shares may be purchased. There is no minimum number of shares which we must sell in this offering. We will commence the offering on the effective date of this prospectus and continue for a period of 120 days, unless we extend for an additional 90 days, or until we complete the offering, whichever occurs sooner.

The purchase of shares in this offering is highly risky and you should very carefully and thoroughly read the Risk Factors section of this prospectus, beginning on Page 8.

These securities have not been approved or disapproved by the Securities and Exchange Commission or the securities division of any state, nor has the Commission or any state passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prior to this offering, there has been no public market for our common stock and there is no assurance that a public market will result following the sale of the shares being offered in this prospectus, or that any shares purchased in this offering can be sold at or near the offering price, or at all.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Commission is effective. This prospectus is not an offer to sell the shares and it is not a solicitation of an offer to buy the shares in any state where the offer or sale is not permitted.

------------------------------------------------------------------------------
                       Price  Per      Aggregate         Proceeds  to  Us
                         Share       Offering  Price     (1)(2)
-------------------------------------------------------------------------------
Common stock  . . . . . .$4.00         $4,000,000           $3,950,000
-------------------------------------------------------------------------------



          Subject to Completion, Dated:    ____________________, 2000

1. Mr. Simon Tam, our President, will act as our sales agent in this offering, but he will receive no commissions for any shares he sells. He also will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

2. We calculated the net proceeds we will receive from this offering after deducting $50,000 as the estimated costs for filing, printing, legal, accounting and other miscellaneous expenses relating to the offering, which we will pay out of the proceeds of this offering.

                                TABLE OF CONTENTS

                                                                   Page  No.

SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . . . . . . . . . . . .   7
     Information about Our Company. . . . . . . . . . . . . . . . . . . .  7
     The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Summary Financial Data. . . . . . . . . . . . . . . . . . . . . . .   8
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Risks related to our business and industry. . . . . . . . . . . . .   8

     Our  limited  operating  history  makes it  difficult  for
     you to  evaluate  our business and prospects. . . . . . . . . . . .   8

     Fluctuations  in our  quarterly  revenues and  operating
     results  might lead to reduced prices for our stock. . . . . . . . .  8

     We have a history  of  losses,  we expect  losses to
     continue  and we might not achieve or maintain profitability. . . .   8

     We depend heavily upon our non-exclusive distribution agreement from united digital communications limited and our failure to maintain this agreement could seriously harm our business.

     We anticipate  that a significant  portion of our revenues could be derived from sales on our web site and system failures or delays may harm our business. . . . . . . . . . . . . . . . . . . . . 9
     If the  products  we offer fail to keep up with rapid
     technological  change and evolving industry standards, the products we offer could become less competitive or obsolete. . . . .  9

     If we are not  successful in offering new  products,  demand for the products we offer could decrease. . . . . . . . . . . . . . . 9

     If we fail to accurately anticipate demand for the products we offer, we may not be able to secure sufficient quantities. . . . . 10

     If our  supplier  fails to produce  quality  products on time and in  sufficient quantities, our reputation and results of operations  could suffer. . . . . . . . . . . . . . . . . . . . . . . 10

     We expect to face  seasonality  in our sales,  which could cause our  quarterly operating results to fluctuate. . . . . . . . .
     Our failure to develop  brand  recognition  could limit or reduce the demand for the products we offer. . . . . . . . . . . . .  10

     We expect to increase  our  reliance on retailers to sell
     the products we offer, and disruptions in this channel
     could harm our ability to generate revenues from the sale
     of our handheld computers. . . . . . . . . . . . . . . . . . . . . .  11

     If we are unable to compete  effectively with existing or
     new  competitors,  our resulting loss of competitive  position could result in price reductions,  fewer customer orders,
     reduced margins and loss of market share. . . . . . . . . . . . . . . 11

     Our management and internal  systems might be inadequate
     to handle our potential growth. . . . . . . . . . . . . . . . . . .   12

     The products we offer may contain  errors or defects,
     which could result in the rejection of the products we
     offer and damage to our reputation. . . . . . . . . . . . . . . . .   12

     If we  lose  our key  personnel,  we may not be  able
     to  manage  our  business successfully. . . . . . . . . . . . . . .   13

     We depend on proprietary rights to develop and protect
     our technology. . . . . . . . . . . . . . . . . . . . . . . . . . .   13

     We could be  subject  to  claims of  infringement  of
     third-party  intellectual property,  which could result in
     significant  expense and loss of  intellectual property rights. . .   13

     Our future results could be harmed by economic, political, regulatory and other risks associated with international
     sales and operations. . . . . . . . . . . . . . . . . . . . . . . .   13

     We may pursue strategic acquisitions and we could fail to
     successfully integrate acquired businesses. . . . . . . . . . . . .   14

     We might need  additional  capital in the future and
     additional  financing might not be available. . . . . . . . . . . .   14

     Risks associated with our company. . . . . . . . . . . . . . . . .    14

     We Lack a Recent Operating History . . . . . . . . . . . . . . . . .  14

     The Handheld Organizer Industry is Highly Speculative . . . . . . .   15

     Our Continued  Existence and Future  Profitability  is Highly
     Dependent Upon the Success of Our Marketing Programs. . . . . . . .   15

     We May be  Delayed  in or Unable  to  Comply  with  Government
     Laws,  Rules and Regulation  Related to our Proposed  Operations
     Which May  Severely  Impact Our Proposed Business. . . . . . . . . .  15

     Products Needed for Our Marketing Program May Not Always be
     Available. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                       4



 RISKS RELATED TO THIS OFFERING. . . . . . . . . . . . . . . . . . . . .   15
     You may be unable to resell any shares you may purchase in this offering in the public markets. . . . . . . . . . . . . . . . .  15
     We are Selling the Offering Without an Underwriter and May
     be Unable to Sell any Shares. . . . . . . . . . . . . . . . . . . .   15
     We  Cannot  Assure  a  Public  Trading  Market  for  the  Shares. .   16
     The price of our  common  stock is likely to be  volatile  and subject  to wide fluctuations. . . . . . . . . . . . . . . . . . . .  16
     Provisions in our charter documents might deter a company
     from acquiring us. . . . . . . . . . . . . . . . . . . . . . . . . .  16
     Management could invest or spend the proceeds of this offering
     in ways with  which our stockholders might not agree. . . . . . . .   16
     Future sales of shares by existing stockholders could affect
     our stock price. . . . . . . . . . . . . . . . . . . . . . . . . .    16
     You will incur immediate and substantial dilution. . . . . . . . .    17
SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS. . . . . .
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . .   17
USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
DETERMINATION OF OFFERING PRICE. . . . . . . . . . . . . . . . . . . . .   19
CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES. . . . . . . . . . . . . .   19
PLAN OF DISTRIBUTION; TERMS OF THE OFFERING. . . . . . . . . . . . . . .   20
     Offering Will be Sold by Our Officer and Director . . . . . . . . .   20
     Offering Period and Expiration Date. . . . . . . . . . . . . . . .    20
     Procedures for Subscribing . . . . . . . . . . . . . . . . . . . .    20
     Right to Reject Subscriptions. . . . . . . . . . . . . . . . . . .    21
BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     INDUSTRY OVERVIEW. . . . . . . . . . . . . . . . . . . . . . . . .    21
     BUSINESS STRATEGY. . . . . . . . . . . . . . . . . . . . . . . . .    22
     PRODUCTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     SALES AND MARKETING. . . . . . . . . . . . . . . . . . . . . . . .    22
     CUSTOMER SERVICE AND SUPPORT. . . . . . . . . . . . . . . . . . . .   23
     MANUFACTURERS AND SUPPLIERS. . . . . . . . . . . . . . . . . . . .    23
     COMPETITION. . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
     INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . .    24
     Government  Regulations. . . . . . . . . . . . . . . . . . . . . .    24
     Employees  and  Employment  Agreements. . . . . . . . . . . . . . .   24
     Office Facilities. . . . . . . . . . . . . . . . . . . . . . . . .    24
     Legal  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . .   24
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . .   24
     Selected Financial Data . . . . . . . . . . . . . . . . . . . . . .   24
     Plan of Operation. . . . . . . . . . . . . . . . . . . . . . . . .    25
     Limited Operating History; Need for Additional Capital . . . . . .    25
     Results of Operations . . . . . . . . . . . . . . . . . . . . . . .   25
     Liquidity and Capital Resources . . . . . . . . . . . . . . . . . .   26

                                5


     Year 2000 Compliance. . . . . . . . . . . . . . . . . . . . . . . .   26
     Recently issued accounting pronouncements. . . . . . . . . . . . .    26
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     Officers and Directors. . . . . . . . . . . . . . . . . . . . . . .   27
     Background of Officer and Director. . . . . . . . . . . . . . . . .   27
     COMMITTEES OF BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . .   27
EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . .   28
     Summary Compensation Table. . . . . . . . . . . . . . . . . . . . .   28
     Director compensation. . . . . . . . . . . . . . . . . . . . . . .    28
     Options/SAR Grants in Last Fiscal Year. . . . . . . . . . . . . . .   29
     1999 Employee Stock Option and Incentive Plan. . . . . . . . . . .    29
     Limitation of Liability and Indemnification of Officers
     and Directors. . . . . . . . . . . . . . . . . . . . . . . . . . .    29
     Indemnification of directors and executive officers and
     limitation on liability. . . . . . . . . . . . . . . . . . . . . .    29
     Anti-takeover effect. . . . . . . . . . . . . . . . . . . . . . . .   30
PRINCIPAL STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . .   30
     Future Sales by Present Stockholders. . . . . . . . . . . . . . . .   31
DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . .   31
     Common stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     Non-Cumulative Voting . . . . . . . . . . . . . . . . . . . . . . .   32
     Cash Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
     Stock Transfer Agent. . . . . . . . . . . . . . . . . . . . . . . .   32
CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   32
LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .   32
PART II. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42



                              SUMMARY OF PROSPECTUS
                              =======================

Information  about  Our  Company
--------------------------------
Our company was incorporated in the State of Minnesota on July 23, 1968, as Vertec Corporation, and through a series of mergers and name changes, became Asian Pacific Company, Ltd., a Nevada corporation. We intend to engage in the business of marketing a handheld computer, similar to a Palm Pilot or Handspring, both of which names are trademarks of their respective manufacturing companies. We have entered into a non-exclusive Distribution Agreement with United Digital Communication Limited to market its "Pulselink 1000" in the United States and Canada.


Our administrative office is located at 3465 Commercial Street, Vancouver, British Columbia, Canada V5N 4E8, telephone (604) 871-9930, and our registered Statutory office is located at 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509. Our fiscal year end is December 31.

The  Offering
-------------
Following is a brief summary of this offering. Please see the "Plan Of Distribution; Terms of the Offering" section for a more detailed description of the terms of the offering.

Securities                           Being Offered Up to 1,000,000 Shares of
                                     common stock, par value $.001.

Offering Price per Share             $ 4.00

Offering Period The shares are being offered for a period not to exceed 120 days, unless extended by our Board of Directors for an additional 90 days.

Net Proceeds to Our Company          Approximately $3,950,000

Use                                  of Proceeds We intend to use the proceeds
                                     to pay for offering expenses and marketing
                                     activities, and to generally expand our
                                     business operations.
Number of Shares
Outstanding Before
the Offering:                        13,279,000

Number of Shares
Outstanding
After the Offering:                  14,279,000

Summary  Financial  Data
------------------------
The following table provides selected financial data about our Company for the years ended December 31, 1999 and 1998, and the 4-month period ended April 30, 2000. For detailed historical financial information, see the Financial Statements included in this prospectus.

Balance Sheet Data:.      12/31/98      12/31/99       4/30/00
------------------         -------      --------       -------
Cash . . . . . . . $         0      $    87,858     $   112,479

Total assets . . . $         0      $    87,858     $   112,479

Total liabilities. $         0      $     1,631     $       555

Shareholders'
equity             $         0      $    86,227     $   111,924



     RISK FACTORS
     =============

     You should carefully consider the risks described below before making a decision to buy our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materialize and impair our business operations. If any of the following risks actually materializes, our business could be harmed. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment. You should also refer to the other information set forth in this prospectus, including our financial statements and the related notes.



                   RISKS RELATED TO OUR BUSINESS AND INDUSTRY
                   ===========================================

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR YOU TO EVALUATE OUR BUSINESS AND PROSPECTS.

     We incorporated in July 1968. We have not yet started selling our handheld computer, but expect to do so not later than the third quarter 2000. Accordingly, we are still in the early stages of development and have no recent operating history upon which you can evaluate our business. The revenue and income potential of the products we offer and business are unproven. You should consider our chances of financial and operational success in light of the risks, uncertainties, expenses, delays and difficulties associated with starting a new business in a highly competitive field, many of which may be beyond our control. If we fail to address these risks, uncertainties, expenses, delays and difficulties, the value of your investment will decline.

FLUCTUATIONS IN OUR QUARTERLY REVENUES AND OPERATING RESULTS MIGHT LEAD TO REDUCED PRICES FOR OUR STOCK.

     Given our lack of operating history, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. In some future periods, our results of operations could be below the expectations of investors and public market analysts, if any choose to follow our stock. In this event, the price of our common stock would likely decline. Factors that are likely to cause our results to fluctuate include the following:

     - the announcement and timely introduction of new products by us and our competitors;

     - the timing and the availability of software programs that are compatible with the products we offer;

     - market acceptance of existing and future versions of the products we offer;

     - the seasonality of our product sales;

     - our ability to avoid potential system failures on our Web site; and

     - the price of products that both we and our competitors offer.



WE HAVE A HISTORY OF LOSSES, WE EXPECT LOSSES TO CONTINUE AND WE MIGHT NOT ACHIEVE OR MAINTAIN PROFITABILITY.

     Our accumulated deficit as of April 30, 2000 was $352,466. We had net losses of $342,611 for the period from date of inception to April 30, 2000 and $$234,198 in the first four months of fiscal 2000. To date we have funded our operations primarily through the sale of equity securities. Moreover, we expect to incur significant operating expenses. Even if we ultimately do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If our revenue grows more slowly than we anticipate, or if our operating expenses exceed our expectations and cannot be adjusted accordingly, our business will be harmed. See "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a more complete description of our historical losses.

WE DEPEND HEAVILY UPON OUR NON-EXCLUSIVE DISTRIBUTION AGREEMENT FROM UNITED DIGITAL COMMUNICATIONS LIMITED AND OUR FAILURE TO MAINTAIN THIS AGREEMENT COULD SERIOUSLY HARM OUR BUSINESS.

     We rely on a non-exclusive Distribution Agreement from United Digital Communications Limited ("United") to obtain delivery of products for us to market. Our failure to maintain this Agreement could seriously harm our business. The Agreement is for a term of 10 years, expiring December 31, 2008, and requires us to purchase a minimum of US$250,000 of product by August 31, 2003.

     In addition, since our Agreement is "non-exclusive", United may grant distribution rights to other parties who may compete with us in the U.S. and Canada.

     If we did not have distribution agreement for the United products, we would be required to obtain a distribution agreement for a substitute product, if we could get such an agreement, which could be less desirable and could be costly in terms of cash and other resources

WE ANTICIPATE THAT A SIGNIFICANT PORTION OF OUR REVENUES COULD BE DERIVED FROM SALES ON OUR WEB SITE AND SYSTEM FAILURES OR DELAYS MAY HARM OUR BUSINESS.

     Although we have not yet generated any revenue through our web site, we anticipate promoting our website as a source of business and revenue. As a result, our business will depend on our ability to maintain and expand our computer systems. We must also protect our computer systems against damage from fire, water, power loss, telecommunications failures, computer viruses, vandalism and other malicious acts and similar unexpected adverse events. In addition, unanticipated problems affecting our systems could, in the future, cause temporary interruptions or delays in the services we provide. Our customers might become dissatisfied by any system failure or delay that interrupts our ability to provide service to them or slows our response time. Sustained or repeated system failures or delays would affect our reputation, which would harm our business. Slow response time or system failures could also result from straining the capacity of our systems due to an increase in the volume of traffic on our Web site. We do not carry business interruption insurance.

IF THE PRODUCTS WE OFFER FAIL TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS, THE PRODUCTS WE OFFER COULD BECOME LESS COMPETITIVE OR OBSOLETE.

     The market for the products we offer is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, heavy competition and frequent new product introductions. If our supplier fails to modify or improve the products we offer in response to changes in technology or industry standards, the products we offer could rapidly become less competitive or obsolete. Our future success will depend, in part, on our ability to obtain products from our supplier which: - use leading technologies effectively;

     - continue to develop using state-of-the-art technical expertise;

     - meet changing  customer needs;

     - time new product introductions in a way that minimizes the impact of customers delaying purchases of existing products in anticipation of new product releases;

     - adjust the prices  to increase customer demand;

     - successfully advertise and market the products we offer; and

     - influence and respond to emerging industry standards and other technological changes.

     Our supplier must respond to changing technology and industry standards in a timely and cost-effective manner. Our supplier may not be successful in effectively using new technologies, developing new products or enhancing the existing products on a timely basis. These new technologies or enhancements may not achieve market acceptance. We may need to locate additional or different products using new technologies to respond to technological change. These products may not be available to us on terms that we can accept.

IF WE ARE NOT SUCCESSFUL IN OFFERING NEW PRODUCTS, DEMAND FOR THE PRODUCTS WE OFFER COULD DECREASE.

     We depend on our ability to offer products that achieve rapid and broad market acceptance. We may fail to identify new product opportunities successfully and offer new products in a timely manner. In addition, product innovations from our supplier may not achieve the market penetration or price stability necessary for our company's profitability.

     We may change our business model to take advantage of new business opportunities, including business areas in which we do not have extensive experience. For example, we may seek to market products that rely on a wireless infrastructure.



IF WE FAIL TO ACCURATELY ANTICIPATE DEMAND FOR THE PRODUCTS WE OFFER, WE MAY NOT BE ABLE TO SECURE SUFFICIENT QUANTITIES

     Because we have no operating history and have not yet begun selling our products, we have very little information about demand for the products we intend to offer. The demand for the products we intend to offer depends on many factors and is difficult to forecast. Significant unanticipated fluctuations in demand could cause problems in our operations.

     If demand does not develop as expected, we could have excess products resulting in excess inventories.

     If demand exceeds our expectations, we will need to rapidly increase delivery from our supplier, which may not be possible within our timeframe. Our supplier might not be able to produce enough of the products we offer as fast as we need them. The inability of our supplier to increase production rapidly enough could cause us to fail to meet customer demand.

IF OUR SUPPLIER FAILS TO PRODUCE QUALITY PRODUCTS ON TIME AND IN SUFFICIENT QUANTITIES, OUR REPUTATION AND RESULTS OF OPERATIONS WOULD SUFFER.

     We depend on a third-party manufacturer (United) to produce sufficient volume of the handheld devices we sell in a timely fashion and at satisfactory quality levels. The cost, quality and availability of third-party manufacturing operations are essential to the successful marketing and sale of the products we offer. We have a distribution agreement with United under which we order products. The absence of dedicated capacity under our manufacturing agreement means that, with little or no notice, United could refuse to continue to manufacture all or some of the products that we require or change the terms under which it manufactures our products. If United were to stop manufacturing the products we offer, we may be unable to replace the lost product supplier on a timely basis and our results of operations could be harmed. In addition, if United were to change the terms under which they supply products to us, our product costs could increase and our profitability could suffer.

     Our reliance on a third-party manufacturer exposes us to the following risks outside our control:

     - unexpected increases in product costs;

     - interruptions in shipments if our supplier is unable to complete production;

     - inability to control quality of finished products;

     - inability to control delivery schedules;

     - unpredictability of product supplies; and

     - potential lack of adequate capacity to fill all or a part of the orders we require.



WE EXPECT TO FACE SEASONALITY IN OUR SALES, WHICH COULD CAUSE OUR QUARTERLY OPERATING RESULTS TO FLUCTUATE.

     We expect to experience seasonality in the sales of the products we offer. We anticipate sales to be higher in our second fiscal quarter due to increased consumer spending patterns on electronic devices during the holiday season. We also expect that sales may decline during the summer months because of typical slower consumer spending in this period. These seasonal variations in our sales may lead to fluctuations in our quarterly operating results.

OUR FAILURE TO DEVELOP BRAND RECOGNITION COULD LIMIT OR REDUCE THE DEMAND FOR THE PRODUCTS WE OFFER.

     We believe that continuing to strengthen our brand will be critical to increasing demand for, and achieving widespread acceptance of, our handheld computer products. Most of our competitors and potential competitors have better name recognition and powerful brands. Promoting and positioning our brand will depend largely on the success of our marketing efforts, the ability of United to deliver software that is engaging to our customers and the availability of high quality support from third-party providers. To promote our brand, we expect to increase our marketing expenditures and otherwise increase our financial commitment to creating and maintaining brand loyalty among users. Brand promotion activities may not yield increased revenues or customer loyalty and, even if they do, any increased revenues may not offset the expenses we incur in building and maintaining our brand.

WE EXPECT TO INCREASE OUR RELIANCE ON RETAILERS TO SELL THE PRODUCTS WE OFFER, AND DISRUPTIONS IN THIS CHANNEL WOULD HARM OUR ABILITY TO GENERATE REVENUES FROM THE SALE OF OUR HANDHELD COMPUTERS.

     We intend to sell the substantial majority of the products we offer directly through our web site. We have no agreements with third-party retailers to resell our products in their stores. We intend, however, to seek third-party retailers to sell the products we offer and this may subject us to many risks, including the following: - retailers may not maintain inventory levels sufficient to meet customer demand;

     - if we reduce the prices of the products we offer, we may have to compensate retailers for the difference between the higher price they paid to buy their inventory and the new lower prices;

     - product returns could increase as a result of our strategic interest in assisting retailers in balancing inventories;

     - retailers may emphasize our competitors' products or decline to carry our products;

     - we may not be able to attract or retain a sufficient number of qualified retailers;

     - conflict may develop between our retail distribution channel and direct sales through our Web site; and

     - gross margins would decrease as sales through the retailers increase.

IF WE ARE UNABLE TO COMPETE EFFECTIVELY WITH EXISTING OR NEW COMPETITORS, OUR RESULTING LOSS OF COMPETITIVE POSITION COULD RESULT IN PRICE REDUCTIONS, FEWER CUSTOMER ORDERS, REDUCED MARGINS AND LOSS OF MARKET SHARE.

     The market for handheld computing and communication products is highly competitive and we expect competition to increase in the future. Most, if not all, of our competitors or potential competitors have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly than us to new or emerging technologies or changes in customers requirements. They may also devote greater resources to the promotion and sale of their products than we do.

     The handheld computers we intend to offer compete with a variety of handheld devices, including keyboard-based devices, sub-notebook computers, smart phones and two-way pagers. Our principal competitors include:

     - Palm;

     - licensees of the Microsoft Windows CE operating system, including Casio, Compaq, Hewlett-Packard and Sharp;

     - Handspring;

     - members of the Symbian consortium, including Psion, Ericsson and Motorola; and

     - other Palm OS operating system licensees, including Nokia, Sony and QUALCOMM.

     We expect our competitors to continue to improve the performance of their current products and to introduce new products, services and technologies. Successful new product introductions or enhancements by our competitors could reduce sales and the market acceptance of the products we offer, cause intense price competition or make the products we offer obsolete. To be competitive, we must continue to invest significant resources in sales and marketing. We cannot be sure that we will have sufficient resources to make these investments or that we will be able to obtain products from our supplier which contain the technological advances necessary to make the products we intend to offer competitive. Increased competition could result in price reductions, fewer customer orders, reduced margins and loss of market share. Our failure to compete successfully against current or future competitors could seriously harm our business.

OUR MANAGEMENT AND INTERNAL SYSTEMS MIGHT BE INADEQUATE TO HANDLE OUR POTENTIAL GROWTH.

     Any growth which we experience may place a significant strain on our management and information systems and operational and financial resources. To manage future growth, our management must continue to improve our operational and financial systems and expand, train, retain and manage our employee base. Our management may not be able to manage our growth effectively. If our systems, procedures and controls are inadequate to support our operations, our expansion would be halted and we could lose our opportunity to gain significant market share. Any inability to manage growth effectively may harm our business.

THE PRODUCTS WE OFFER MAY CONTAIN ERRORS OR DEFECTS, WHICH COULD RESULT IN THE REJECTION OF THE PRODUCTS WE OFFER AND DAMAGE TO OUR REPUTATION.

     Our Pulselink 1000 handheld computer is complex and must meet stringent user requirements. The products we offer must keep pace with the rapidly changing handheld computing and communications market. Products as sophisticated as ours are likely to contain undetected errors or defects, especially when first introduced or when new models or versions are released. In addition, we have not yet started selling the products we intend to offer. In the future, we may experience delays in releasing new products as problems are corrected. The products we offer may not be free from errors or defects after commercial shipments have begun, which could result in the rejection of the products we offer, damage to our reputation and lost revenues. In addition, some undetected errors or defects may only become apparent as new functions are added to the handheld computers we offer. Also, consumers may return their handheld computer for any reason within 30 days of purchase. In addition, the products we intend to offer carry a manufacturer's warranty which provides that the products will be free of defects for one year from date of purchase. Delays, costs and damage to our reputation due to product defects could harm our business.

IF WE LOSE OUR KEY PERSONNEL, WE MAY NOT BE ABLE TO MANAGE OUR BUSINESS SUCCESSFULLY.

     Our future success depends to a significant extent on the continued service of our key technical, sales and senior management personnel and their ability to execute our growth strategy. In particular, we rely on Simon Tam, our President, and Roland C. Tam, our Secretary, to provide management guidance. The loss of the services of any of our senior level management, or other key employees, could harm our business. Our future performance will depend, in part, on the ability of our executive officers to work together effectively. Our executive officers may not be successful in carrying out their duties or running our company. Any dissent among executive officers could impair our ability to make strategic decisions quickly in a rapidly changing market.

IF WE FAIL TO ATTRACT, RETAIN AND MOTIVATE QUALIFIED EMPLOYEES, OUR ABILITY TO EXECUTE OUR BUSINESS PLAN WOULD BE COMPROMISED.

     Our future success also depends on our ability to attract, retain and motivate highly skilled employees. Competition for employees in our industry is intense. Although we intend, in the future, to provide our employees with compensation packages that include stock options, cash incentives and other employee benefits, we may be unable to retain our key employees or to attract, assimilate and retain other highly qualified employees in the future. For example, after this offering, fluctuations in the market price of our common stock could lead potential and existing employees to believe that our equity incentives are less attractive, which could adversely affect our ability to attract and retain qualified employees. We expect to experience difficulty in hiring and retaining highly skilled employees with appropriate qualifications.

WE DEPEND ON PROPRIETARY RIGHTS TO DEVELOP AND PROTECT OUR TECHNOLOGY.

     Our success and ability to compete substantially depends on proprietary technologies which have been developed by our supplier, United, which has not applied for U. S. patent, copyright, trade secret and/or trademark protection.. No U.S. or foreign patents have been filed. Even if applied for, patent applications or trademark registrations may not be approved. Even if they are approved, the patents or trademarks may be successfully challenged by others or invalidated. In addition, any patents that may be granted may not provide any significant competitive advantage. If United fails to protect or enforce any intellectual property rights it may obtain, our competitive position could suffer.

     United may be required to spend significant resources to monitor and police its intellectual property rights. Also, it may not be able to detect infringement and may lose competitive position in the market. In addition, competitors may design around the technology or develop competing technologies. Intellectual property rights may also be unavailable or limited, which could make it easier for our competitors to capture market share.

WE COULD BE SUBJECT TO CLAIMS OF INFRINGEMENT OF THIRD-PARTY INTELLECTUAL PROPERTY, WHICH COULD RESULT IN SIGNIFICANT EXPENSE AND LOSS OF INTELLECTUAL PROPERTY RIGHTS.

     Our industry is characterized by uncertain and conflicting intellectual property claims and frequent intellectual property litigation, especially regarding patent rights. From time to time, third parties may assert patent, copyright, trademark and other intellectual property rights to technologies that are important to our business. We may receive notices of claims that the products we offer infringe or may infringe these rights. Any litigation to determine the validity of these claims, regardless of their merit or resolution, would likely be costly and time consuming and divert the efforts and attention of our management and technical personnel. We cannot assure you that we would prevail in this litigation given the complex technical issues and inherent uncertainties in intellectual property litigation. If this litigation resulted in an adverse ruling, we could be required to: - pay substantial damages; or - cease the sale of infringing products.



OUR FUTURE RESULTS COULD BE HARMED BY ECONOMIC, POLITICAL, REGULATORY AND OTHER RISKS ASSOCIATED WITH INTERNATIONAL SALES AND OPERATIONS.

     We expect to introduce products for sale in selected international markets in first quarter 2001. To the extent that our revenue from international operations represents an increasing portion of our total revenue, we will be subject to increased exposure to international risks. In addition, the facility where the handheld computers we intend to offer are manufactured today is located outside the United States, in China. The supplier of the product we offer is based outside of the United States, in China, and is subject to a wide variety of international risks. Accordingly, our future results could be harmed by a variety of factors, including: - changes in foreign currency exchange rates;

     - changes in a specific country's or region's political or economic conditions, particularly in emerging markets;

     - trade protection measures and import or export licensing requirements;

     - development risks and expenses associated with customizing the products we offer for local languages;

     - potentially negative consequences from changes in tax laws;

     - impact of natural disasters with an inability of the local government to quickly provide recovery services;

     - difficulty in managing widespread sales and manufacturing operations; and

     - less effective protection of intellectual property.



WE MAY PURSUE STRATEGIC ACQUISITIONS AND WE COULD FAIL TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES.

     We expect to evaluate acquisition opportunities that could provide us with additional product or services offerings, technologies or additional industry expertise. Any future acquisition could result in difficulties assimilating acquired operations and products, diversion of capital and management's attention away from other business issues and opportunities and amortization of acquired intangible assets. Integration of acquired companies may result in problems related to integration of technology and management teams. Our management has had limited experience in assimilating acquired organizations and products. We could fail to integrate the operations, personnel or products that we may acquire in the future. If we fail to successfully integrate acquisitions, our business could be materially harmed. We presently have no prospects for acquisition.

WE MIGHT NEED ADDITIONAL CAPITAL IN THE FUTURE AND ADDITIONAL FINANCING MIGHT NOT BE AVAILABLE.

     We currently anticipate that, if we sell all of the shares being offered, which we cannot assure, our available cash resources, combined with the net proceeds from this offering will be sufficient to meet our anticipated working capital and capital expenditure requirements for the next 12 months. However, our resources may prove to be insufficient for these working capital and capital expenditure requirements. We may need to raise additional funds through public or private debt or equity financing in order to: - take advantage of opportunities, including the purchase or acquisition of complementary businesses;

     - identify new products or services; or

     - respond to competitive pressures.

     Any additional financing we need may not be available on terms acceptable to us, or at all. If adequate funds are not available or are not available on acceptable terms, we might not be able to take advantage of unanticipated opportunities, locate new products or services to offer or otherwise respond to unanticipated competitive pressures, and our business could be harmed. Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary materially as a result of a number of factors, including those set forth in this "Risk Factors" section.



RISKS  ASSOCIATED  WITH  OUR  COMPANY:
=====================================

     We Lack a Recent Operating History
     ----------------------------------

     Our company was incorporated in July, 1968 and was previously engaged in the business of real estate management. However, we have not had any active business operations for over 5 years. Although we are commencing new business operations, we have not yet commenced our proposed business operations or realized any revenues.

     We have no real operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the competitive handheld computer industry. The high technology business is, by nature, extremely speculative and changing rapidly. Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to penetrate existing markets. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with our marketing programs.

     We cannot guarantee that we will be successful in realizing revenues or achieving or sustaining positive cash flow in the future and any such failure could have a material adverse effect on our business, financial condition and results of operations.

The Handheld Computer Industry is Highly Speculative
------------------------------------------------------

     The high technology industry, in general, and the handheld computer industry, in particular, is highly speculative in nature, involving many risks which even a combination of knowledge and experience cannot overcome, often resulting in unproductive efforts. We are in the very early stage of developing our business and are dependent on the proceeds to be realized from the sale of the shares in this offering for the funds necessary to carry out our planned marketing program. We cannot guarantee that our marketing efforts will be successful or that any revenue or profits will be realized.


Our Continued Existence and Future Profitability is Highly Dependent Upon the Success of Our Marketing Programs
---------------------------------

     The economic viability of our marketing program will be highly dependent on, among many other factors, political issues, market conditions and general economic conditions. During periods of economic downturn or slow economic growth, coupled with eroding consumer confidence or rising inflation, the price and/or sale of high technology products could be severely impacted. Such factors would likely have an immediate effect on our business operations and/or profitability. Currently, the handheld computer industry is undergoing, many changes, due to many factors, including the rapid changes in technology, the entry of additional competitors into the market and the resulting reduction in prices for handheld computers. These constantly changing factors make it difficult to conduct operations profitably in the handheld computer industry.


We May be Delayed in or Unable to Comply with Government Laws, Rules and Regulation Related to our Proposed Operations Which May Severely Impact Our Proposed Business
-----------------

     Any marketing program we undertake will be subject to extensive laws, rules and regulations, especially any efforts in China. In addition, existing, as well as future legislation and regulations could cause additional expense, capital expenditures, restrictions and delays in the marketing of the products we offer. The extent to which future legislation and/or regulations might affect our operations cannot be predicted. There is no assurance standards more stringent than those presently in effect may not be enacted, which could adversely affect our marketing program.

Products Needed for Our Marketing Program May Not Always be Available
---------------------------------------------------------------------

     Competition and unforeseen limited sources of products we need for our marketing programs could result in occasional spot shortages of supplies of products. We cannot guarantee we will be able to obtain products which we require, without interruption, as and when needed, or on terms favorable to us.


RISKS RELATED TO THIS OFFERING
==============================


You may be unable to resell any shares you may purchase in this offering in the public markets.
---------------

     The shares are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

We are Selling the Offering Without an Underwriter and May be Unable to Sell any Shares
----------

     The offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our President and pay no commissions. We will hold investment meetings and invite our friends, acquaintances and relatives in an effort to sell the shares to them; however, there is no guarantee that we will be able to sell any of the shares. In the event we are unable to sell most of the shares in this offering, we will be forced to reduce our proposed business operations until such time as additional monies can be obtained, either through loans or financings.

We  Cannot  Assure  a  Public  Trading  Market  for  the  Shares
----------------------------------------------------------------

     There is currently no trading in our common stock and we cannot guarantee you that a trading market in our shares will develop in the near future, even if this offering is successfully completed; or, if a trading market is developed, that it can or will be sustained for any period of time. There is a high risk that you may not be able to be resell any shares you purchase in this offering at or near the offering price, and in fact, we cannot guarantee that you will be able to sell your shares at all in the future.

THE PRICE OF OUR COMMON STOCK IS LIKELY TO BE VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS.

     The market price of the securities of technology-related companies have been especially volatile. Thus, the market price of our common stock is likely to be subject to wide fluctuations. If our revenues do not grow or grow more slowly than we anticipate, or, if operating or capital expenditures exceed our expectations and cannot be adjusted accordingly, or if some other event adversely affects us, the market price of our common stock could decline. In addition, if the market for technology-related stocks or the stock market in general experiences a loss in investor confidence or otherwise fails, the market price of our common stock could fall for reasons unrelated to our business, results of operations and financial condition. The market price of our stock also might decline in reaction to events that effect other companies in our industry even if these events do not directly affect us. The initial public offering price of the common stock will be determined solely by us and may not be representative of the price that will prevail in the open market. You might be unable to resell your shares of our common stock at or above the offering price. In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. If we were to become the subject of securities class action litigation, it could result in substantial costs and a diversion of management's attention and resources.

PROVISIONS IN OUR CHARTER DOCUMENTS MIGHT DETER A COMPANY FROM ACQUIRING US.

     We have adopted an indemnification provision which requires us to indemnify our officers and directors from liability arising from their actions on behalf of the company.. These provisions and other provisions under Nevada law could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders. See "Description of Capital Stock" for a more complete description of the anti-takeover provisions of our charter and Nevada law.


MANAGEMENT COULD INVEST OR SPEND THE PROCEEDS OF THIS OFFERING IN WAYS WITH WHICH OUR STOCKHOLDERS MIGHT NOT AGREE.

     We have no specific allocations for the net proceeds of this offering. Consequently, management will retain a significant amount of discretion over the application of these proceeds. Because of the number and variability of factors that will determine our use of these proceeds, our applications may vary substantially from our current intentions to invest the net proceeds of the offering in short-term, interest-bearing, investment-grade securities.

FUTURE SALES OF SHARES BY EXISTING STOCKHOLDERS COULD AFFECT OUR STOCK PRICE.

     If our existing stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could decline. Based on shares outstanding as of April 30, 2000, upon completion of this offering we will have outstanding approximately 14,279,000 shares of common stock. Of these shares, the 1,000,000 shares of common stock sold in this offering will be freely tradeable, without restriction, in the public market. In addition, 10,721,000 shares currently outstanding which have been held in excess of two years will be eligible for sale, pursuant to Rule 144
(k) of the Securities Act of 1933. After the holding periods for an additional 2,558,000shares of common stock expire in July 2000, such shares will be eligible for sale in the public market at various times, subject to volume limitations under Rule 144. . In addition, the 1,500,000 shares reserved for future issuance under our stock option and purchase plans will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements, the lock-up agreements and Rules 144 and 701 under the Securities Act. See "Shares Eligible for Future Sale" for more information regarding shares of our common stock that may be sold by existing stockholders after the closing of this offering.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION.

     The initial public offering price is substantially higher than the pro forma net book value per share of the outstanding common stock. As a result, if you purchase common stock in this offering, you will incur immediate and substantial dilution in the amount of $3.71 per share. In addition, we have issued options to acquire common stock at prices significantly below the initial public offering price. To the extent these outstanding options are exercised, you will be further diluted. See "Dilution" for a more complete description of the dilution that you will incur.


 SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     We have made statements under the captions "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and in other sections of this prospectus that are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled "Risk Factors." You should specifically consider the numerous risks outlined under "Risks Factors."

     Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations.




                         AVAILABLE  INFORMATION
                         ======================

     We have filed this registration statement on Form SB-2, of which this prospectus is a part, with the Commission . Upon completion of this registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-KSB, 10-QSB and 8-KSB, proxy statements, under Sec. 14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Judiciary Plaza, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                            USE  OF  PROCEEDS
                            =================

We have estimated the net proceeds from this offering to be approximately $3,950,000, assuming all shares are sold, which we can't guarantee, after deducting $50,000, for estimated offering expenses, including legal and accounting fees.

We estimate that the net proceeds to us from the sale of shares of common stock in this offering will be approximately $3,950,000, at an assumed initial public offering price of $4.00 per share, after deducting the estimated offering expenses payable by us.

The principal purposes of this offering are to obtain working capital, establish a public market for our common stock and facilitate our future access to public capital markets. We currently expect to use the net proceeds from this offering for general corporate purposes, including sales and marketing expenses and working capital. Our management will retain broad discretion in the allocation of the net proceeds of this offering. The amounts we actually spend will depend on a number of factors, including the amount of our future revenues and other factors described elsewhere in this prospectus. We may use a portion of the net proceeds to acquire or invest in complementary businesses, technologies, products or services. We have no present commitments or agreements with respect to any acquisition or investment. Pending these uses, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

In the event we raise less than the full amount of $4,000,000, we intend to reduce our expeditures accordingly, on a pro rata basis as to anticipated uses.

                          DETERMINATION  OF  OFFERING  PRICE
                          ==================================

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $4,000,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were our limited operating history, the proceeds to be raised by the offering, the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and our relative cash requirements.


                                    CAPITALIZATION
                                    ==============

The following table sets forth our capitalization at April 30, 2000, on an historical basis.

This table should be read in conjunction with the section entitled, Management's Discussion and Analysis of Financial Condition and Results of Operations; our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.

                                         4/30/00
                                      --------------
Stockholder's Equity:. . . .  . . .   $    111,924

Common stock:
      100,000,000 shares authorized,
      par value $.001, issued and
      outstanding  . . . . .            13,279,000


           DILUTION  OF  THE  PRICE  YOU  PAY  FOR  YOUR  SHARES
           =====================================================

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing Stockholders.

As of April 30, 2000, the net tangible book value of our shares was $111,924, or approximately $.008 per share, based upon 13,279,000 shares outstanding.

The following table illustrates the per share dilution to new investors, assuming we sell all the shares offered, and does not give any effect to the results of any operations subsequent to April 30,2000:

Public Offering Price per Share                        $   4.00

Net Tangible Book Value at April 30,2000               $   .008

Increase in Net Tangible Book Value per Share
  Attributable to New Investors                        $   .282

Net Tangible Book Value After Offering                 $    .29

Immediate Dilution per Share to New Investors          $   3.71


The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholders and by new investors in this offering:



                                                       Total
               Price       Number of     Percent of    Consideration
               Per Share   Shares Held   Ownership     Paid
               ---------   -----------   ----------    -------------
Existing
Stockholders   $ .034      13,279,000       93%        $  454,535

Investors in
This Offering  $ 4.00       1,000,000        7%        $4,000,000


           PLAN  OF  DISTRIBUTION;  TERMS  OF  THE  OFFERING
           =================================================

Offering  Will  Be  Sold  By  Our  Officer  and  Director
---------------------------------------------------------
We intend to sell the shares in this offering through Simon Tam, our President, who will receive no commission from the sale of any shares. He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

1. None of such persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. None of such persons are, at the time of his participation, an associated person of a broker-dealer; and

4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Since the offering is self-underwritten, we intend to advertise and hold investment meetings in various states where the offering will be registered and will distribute this prospectus to potential investors at the meetings and to our friends and relatives who are interested in our company and a possible investment in the offering.

We are offering the shares subject to prior sale and subject to approval of certain matters by our legal counsel.

Offering  Period  and  Expiration  Date
---------------------------------------
This offering will commence on the date of this prospectus and continue for a period of 120 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures  for  Subscribing
----------------------------
If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds, to us for acceptance or rejection.

All checks for subscriptions should be made payable to Asian Pacific Company, Ltd.

Right  to  Reject  Subscriptions
--------------------------------
We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.


                                BUSINESS
                               ========
General
-------
Our Company was incorporated in the State of Nevada on July 23, 1968. We are preparing to engage in the marketing of a handheld computer called "Pulselink 1000", a Palm Pilot-type device with multi-language and handwriting recognition functions, including both English and Chinese characters. The product contains a suite of information management software, including real-time stock quotes, data/time organizer, address book, note taking, audio dictionary, expense management, to-do lists, games and a calculator. It also is capable of sending and receiving e-mail.

We maintain our statutory registered agent's office at 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509 and our business offices at 3465 Commercial Street, Vancouver, British Columbia, Canada V5N 4E8.

INDUSTRY OVERVIEW

     The handheld computing and communications industry is growing rapidly as users, particularly mobile professionals, increasingly rely on electronic management of critical personal and professional information, interaction with Internet-based information resources and mobile voice and data communications. This increased need for productivity and connectivity "anywhere, anytime" has led to a wide array of handheld devices. Some handheld devices focus on handheld computing functions, including calendar and contact management, while others focus on communications functions, including voice and data communications, paging, email and Internet access.

     While demand for these devices has grown rapidly, we believe that product evolution in this sector is still in its early stage. International Data Corporation estimates that worldwide shipments of smart handheld devices will grow from approximately 6.8 million units in 1998 to approximately 35.5 million units in 2003. We believe that the emergence of more powerful, flexible devices with increased functionality and broad consumer applications will further expand the potential market for handheld computing and communications devices. Key factors driving widespread consumer adoption of handheld computing and communications devices include:

     DEMANDS OF A MOBILE SOCIETY. As our society becomes ever more mobile, consumers are demanding the same productivity and communications capability on the road as they get at their desks. This demand is at the heart of a powerful cycle: new devices enable new applications, which in turn enable greater mobility, which only increases the demand for more functional devices. Reductions in device size and cost and improvements in functionality, storage capacity and reliability are all fostering these trends. Each turn of the cycle drives increased volume, with the result that a product category once targeted at upscale "mobile professionals" is increasingly becoming a mass consumer product sector.

     NEED FOR MOBILE INTERNET AND INTRANET ACCESS. The growing prominence of the Internet and corporate intranets in users' everyday lives is increasing demand for access "anywhere, anytime". Demand for mobile data Internet applications such as email, stock quotes and trading, news, content and location-based services continues to increase. In addition, workers and their employers are demanding mobile access to corporate intranets to obtain critical business information such as inventory levels and customer profiles.

     IMPROVEMENT IN WIRELESS COMMUNICATIONS ENABLE COMPELLING APPLICATIONS. Digital wireless communications have become widely adopted due to declining consumer costs, expanding network coverage and the availability of extended service features such as voice and text messaging. Digital wireless technologies, which are currently designed for voice transmission and allow only limited data transmission capabilities, are evolving towards more advanced technologies enabling higher data transmission rates at lower costs. Widespread deployment of these technologies in wireless networks will increasingly enable the delivery of higher bandwidth applications such as streaming video and audio to handheld communications devices. Dataquest estimates that the number of wireless data subscribers worldwide will grow from approximately 14 million at the end of 1998 to approximately 102 million at the end of 2003.

     PROLIFERATION OF DIGITAL CONSUMER APPLICATIONS. The development of applications for the digital delivery of consumer products and services, such as photographs, music, video games, news, books, driving directions, weather and stock quotes and trading, has accelerated as physical products and services are increasingly being replaced with bytes of data. This trend has contributed to the success of new consumer products such as MP3 players and digital cameras.

     GROWING, INNOVATIVE DEVELOPER COMMUNITY. As the handheld computing and communications device market has grown to millions of units, a large and growing community of independent developers is driving new applications and functionality. Developers are creating software applications and complementary hardware peripherals and accessories that address new markets. This innovation is in turn creating new market opportunities and is stimulating increased demand for handheld devices.

     These trends are accelerating toward the emergence of a device that integrates handheld computing applications and a broad range of communications functions. Current handheld products provide consumers with limited choices, typically between a simple device without expandability or a complex, multi-function device that is expensive, heavy and difficult to use. We believe the key challenge is one of design. The handheld device must be small, elegant and easy to use, yet flexible enough to support a wide variety of personal preferences and professional requirements.



BUSINESS STRATEGY

     Our objective is to become a global market leader in the marketing of handheld computing and communications products. Key elements of our strategy include:


     PENETRATE LARGE AND GROWING HANDHELD COMPUTING AND COMMUNICATIONS MARKET. The Pulselink 1000 provides a product with functionality and competitive pricing. This enables us to have immediate access to the large and growing handheld computing and communications market. Our initial strategy is to enter the market quickly by selling exclusively through our Web site. To further expand our distribution, we intend to ship our products to selected retailers in early Fall 2000. We also plan to expand our available market by entering international markets as well as the education and government markets.


     ESTABLISH A STRONG BRAND IDENTITY. Our goal is to establish Pulselink 1000 as a well-received brand in the consumer handheld computing market by creating an image that is innovative, fun, smart, approachable, compelling and personal. We will build on our brand awareness through advertising, strategic promotional relationships and creative marketing.


     PRODUCTS

     The first product which we intend to distribute, the Pulselink 1000 handheld computer, is a personal organizer rich with many popular features. It is a sleek, compact and lightweight handheld computer, with dimensions of approximately 4.8" x 3.0" x 0.7", and an approximate weight of 5.4 ounces. Each Pulselink 1000 includes ,as standard features, a stylus writing utensil, infrared transceiver, desktop cradle with HotSynch button and attached cable for connection to a personal/laptop computer, desktop interface software on compact disk, liquid crystal display measuring 240 x 320, backlight display and a leather case. The docking cradle, together with the bundled HotSynch synchronization software, allows customers to easily and quickly synchronize, or exchange, data between the Pulselink 1000 and their desktop or laptop computer. The Pulselink 1000 features two megabytes of RAM memory and a Universal Serial Bus (USB) docking cradle with desktop software.. The memory stores approximately 6,000 addresses, five years of appointments, 1,500 to do items, 1,500 memos and 200 e-mail messages. It is powered by two 1.5 volt AAA batteries


     The standard model Pulselink 1000 features organizer applications, including an address book, date book, to-do list, memo pad, 2 types of calculators (normal and scientific), expense system, e-mail/browser software, world clock and expansion slot for add-on enhancements, e.g., games, digital camera and memory, which can be purchased separately.

     The principal feature distinguishing the Pulselink 1000 from all current competitors is its built-in e-mail/browser software, which is proprietary to United.

     The software which runs the device was developed exclusively by the manufacturer, United, and is used exclusively in the Pulselink 1000. There are presently no other companies licensed to use the software.

     The Pulselink 1000 computer is the first and currently the only model available from United. The product will be offered for a retail price of US$
269.00. The Pulselink 1000 is available in only one color: grey. .



SALES AND MARKETING

     Our initial distribution strategy is to sell exclusively through our pulselink1000.com Web site. We believe this will enable us to get to market quickly, and provide us with detailed information about our initial purchasers. We intend to continue to promote our Web site as the preferred site to buy our products on the Internet. We intend to provide customers the ability to register for ongoing communications with us via an e-newsletter, and we will enable customers to register their product purchases on our site. We also intend to offer a broad array of accessories and cases on our site to continue to drive traffic back to the site for incremental purchases.

     To expand our market presence, we intend to extend our distribution strategy in early Fall 2000 to include, initially, national retailers. We will seek to enter into distribution agreements with retailers serving three major segments of buyers -- consumer electronics purchasers, computer purchasers and office supply purchasers -- with retail locations across the United States and Canada. We intend to work closely with these retailers to provide a retail point of purchase presence, and to enable an efficient channel for broad consumer availability of our products.

     We intend to approach English, German, Chinese and Japanese speaking l markets in approximately the first quarter 2001. We plan to engage local value-added distributors in all the major markets in the U.S. and Canada where our localized language versions meet market needs.

     We believe building brand awareness is important to our success. We intend to use a variety of marketing programs to build awareness of our products through mass-media advertising, targeted advertising, end user promotions, public relations campaigns, strategic promotional efforts and in-store retail merchandising.

CUSTOMER SERVICE AND SUPPORT

     We intend to provide telephone-based customer support and technical support to our customers through independent, third-party outsource vendors. We also intend to provide customer support and technical support information to our customers through our pulselink1000.com Web site. We anticipate that any retail partner will provide first-line customer and technical support to their customers. The manufacturer provides the Pulselink 1000 with a one-year limited warranty. We provide no independent warranties.


MANUFACTURERS AND SUPPLIERS

     All of our Pulselink 1000 handheld computers are manufactured by United at its facilities in China on a purchase order basis. United procures components and other supplies, manufactures, assembles and tests the products. By avoiding any participation in the entire manufacturing process, we are able to focus on marketing, thereby helping to minimize capital expenditures, conserve working capital necessary to fund inventory, rely on a third party with more manufacturing expertise than ourselves and avoid the need to find and maintain facilities for manufacturing operations.


     Manufactured devices will be sent to an independent, third-party fulfillment center in the western U.S. Orders will be placed by end user customers on our pulselink1000.com Web site, or will given over the telephone to our third-party customer support center. They then match the product to the order and confirm shipment, which initiates a credit card charge or invoice. We have not yet entered into any arrangements with a support center or a fulfillment center, but we have identified several parties with which we intend to contact once we have completed this offering.

COMPETITION

     The market for handheld computer products is highly competitive and we expect competition to increase in the future. Most of our competitors or potential competitors have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly than us to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than we do.

     We believe that the principal competitive factors impacting the market for our handheld computers are design, features, performance, price, brand and availability. We anticipate that we will be able to compete favorably with many of our current competitors with respect to some or all of these factors.


     The Pulselink 1000 computers compete with a variety of handheld devices, including keyboard-based devices, sub-notebook computers, smart phones and two-way pagers. Our principal competitors include:

     - Palm;

     - licensees of the Microsoft Windows CE operating system, including Casio, Compaq, Hewlett-Packard and Sharp;

     - members of the Symbian consortium, including Psion, Ericsson and Motorola; and

     - other Palm OS operating system licensees, including Nokia, Sony and QUALCOMM.

     We expect our competitors to continue to improve the performance of their current products and to introduce new products, services and technologies. Successful new product introductions or enhancements by our competitors could reduce the sales and market acceptance of our products, cause intense price competition or make our products obsolete. To be competitive, we must continue to invest significant resources in , sales and marketing and customer support. We cannot be sure that we will have sufficient resources to make these investments or that we will be able to make the technological advances necessary to be competitive. Increased competition could result in serious harm to our business.

INTELLECTUAL PROPERTY

     Our success depends upon our supplier's ability to maintain the proprietary aspects of its technology and operate without infringing the proprietary rights of others. We do not have any issued U.S. or foreign trademarks, but we will applied for a number of U.S. trademarks, including Pulselink1000, palmcomputer, and e-palm-computer.

     It is possible that trademarks we have applied for, if issued, or our potential future trademarks may be successfully challenged or that no trademark will be issued from our trademark applications. Legal protections afford only limited protection for our proprietary rights. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to obtain and use information that we regard as proprietary. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our proprietary rights, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any resulting litigation could result in substantial costs and diversion of resources. Our means of protecting our proprietary rights may not be adequate and our competitors may independently develop technology that is similar to ours.



Government  Regulations
-----------------------
We will be subject to all the laws, rules and regulations which govern the import and sale of goods from China, together with all of the laws, rules and regulations governing business activities, generally, in the United States.

Employees  and  Employment  Agreements
--------------------------------------
At present, we have no employees, other than Simon Tam, our President and Chairman of the Board, Roland C. Tam, our Secretary and Director and Raymond K.M. Fung, our Treasurer and Director, none of whom who are presently compensated for their services and do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, or similar benefit plans; however, we do have a stock option plan, and we may adopt other benefit plans in the future. There are presently no personal benefits available to any officers, directors or employees.

Office Facilities
-----------------
We currently conduct our business operations from an office located at 3465 Commercial Street, Vancouver, B.C., Canada, consisting of 7,000 square feet. The rent is competitive for similar space in the area.

Legal  Proceedings
------------------

We are not involved in any pending legal proceedings and are not aware of any threatened legal proceedings. .


                 MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF
              FINANCIAL  CONDITION  AND  RESULTS  OF  OPERATIONS
              ==================================================

This registration statement contains forward-looking statements that involve risks and uncertainties. The statements contained in this registration statement that are not purely historical are forward-looking statements, including without limitation statements regarding our expectations, projections, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward- looking statements. Our actual results may differ materially as a result of certain factors, including those set forth in the Risk Factors section of this registration statement. Potential investors should consider carefully the following factors, as well as the more detailed information contained elsewhere in this registration statement, before making a decision to invest in our shares. The following discussion and analysis should be read in conjunction with our Financial Statements and Notes included in this prospectus.

Selected  Financial  Data
-------------------------
We are a start-up, development stage company and have not yet generated or realized any revenues from our business operations.

The following historical financial data for the years ended December 31, 1998, December 31, 1999 and April 30, 2000, was derived from our financial statements, audited by Mark Bailey & Co., Ltd., independent certified public accountants.


Balance Sheet Data
------------------                              12/31/98        12/31/99           4/30/00
                                                =======         ========          ========
Assets:
Cash                                          $  0            $ 87,858           $ 112,479
                                              ------------   -----------
Total Assets                                  $  0            $ 87,858           $ 112,479

Liabilities:
Accounts payable                              $  0            $  1,631           $     555
                                              ------------   -----------         ----------
Total Liabilities                             $  0            $  1,631           $     555
Total Shareholders' Equity                    $               $ 86,227             111,924

Statements of Operations Data:
Revenues                                      $  0            $   0              $       0
General and Administrative Expenses           $  0            $100,227           $ 239,339
                                              ----------      ----------         ----------
Net Income/Loss                               $  0           ($ 95,563)         ($ 234,198)
Net Income/Loss per common share              $  0            $ .0073            $ .0178
Weighted average common shares outstanding    12,850,000      13,214,000         13,279,000


Plan of Operation
---------------------
Assuming sale of all the shares in this offering and receipt of all the proceeds, of which there is no guarantee, we estimate that we will use most of the funds received during the next 12 months to develop and implement our marketing program. We do not anticipate having to raise any additional funds during the first 12 months if we receive the proceeds from the sale of all of the shares in this offering.

In the event 50% or less of the shares are sold in this offering, we would reduce our expenditures in the following order:

1. Our contingency fund would be reduced by ensuring that our marketing programs were as close to budget as possible;

2. We would strictly manage all administrative, legal and accounting costs in an effort to keep them to a minimum while still ensuring compliance with all regulatory requirements; and

3.     We would take maximum advantage of the skills of our officers.

Only after minimizing the above costs, would we consider a reduction in our proposed marketing efforts.


Limited  Operating  History;  Need  for  Additional  Capital
------------------------------------------------------------
There is little to no historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in the shares. We are still in the organizational stages and have not yet generated or realized any revenues from operations. We cannot guarantee we will be successful in our business operations or will achieve significant levels of market acceptance for our proposed business. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the development of our business, possible cost overruns due to price and cost increases in raw products and manufacturing processes of our supplier in China, and the absence of an operating history. Therefore, we cannot guarantee we will be able to achieve or maintain profitable operations. Further, there is no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.


The timing and total amount of capital requirements cannot be predicted at this time and we have no assurance that any financing will be available to us on acceptable terms, as and when we need it, if at all. If such financing is not available on satisfactory terms, as and when needed, we may be unable to continue our exploration activities or expand our operations and our operating results may be adversely affected. Equity financing could also result in additional dilution to then existing shareholders.

We do not plan to purchase any significant equipment in the next 12 months.

Results  of  Operations
-----------------------

Period  Ended April 30, 2000

We are a development stage company and have not yet generated or realized any revenues during the last 5 years.

Since inception, we have used our common stock to raise money for our business and to repay outstanding indebtedness. Net cash provided by financing activities for the period ended April 30, 2000 was $442,000, as a result of proceeds received from sales of our common stock.

Liquidity  and  Capital  Resources
----------------------------------
As of the date of this registration statement, we have yet to generate any revenues from our business operations due to the preliminary nature of our operations, substantial ongoing investment in exploration efforts, and expenditures incurred to build the appropriate infrastructure to support our proposed operations. Consequently, we have been substantially dependent on public and private placements of our equity securities and shareholder loan financing to fund our cash requirements.

We issued 364,000 shares at $.50 per share through an offering in July, 1999, and issued 65,000 shares at $4.00 per share through an offering in March and April 2000. The total proceeds we received from the offering were $442,000 in cash.

As of April 30, 2000, our total assets were $112,479 and our total liabilities were $555.

During 2000, we expect to incur significant costs for marketing and promotion of our product. Significant additional funding will be required to meet any additional operating and/or expansion requirements.

We are taking steps to raise equity capital; however, we cannot guarantee that any new capital will be available to us or that adequate funds for operations, whether from our revenues, financial markets, collaborative or other arrangements with possible marketing partners, none of which are yet known or expected, or from other sources, will be available as or when needed, or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our sales and marketing efforts and, potentially, to cease our operations. Any additional equity financing may involve substantial dilution to our then-existing shareholders.

Year  2000  Compliance
----------------------
The Year 2000 issue is the result of computer programs using two digits rather than four to define the applicable year. Date-sensitive software may recognize a date using 00 as the year 1900 rather than the year 2000. This could result in system failures or miscalculations, causing disruptions of operations, including, among others, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

Due to the fact that 5 months have passed since the critical date, we do not feel that the Year 2000 issue is at all material or even relevant to our operations. We do recognize that people feel the Year 2000 issue could still interrupt or adversely affect power, telephone and other utility services, and to that extent, we would be affected like the rest of the world.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
-----------------------------------------

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivatives and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative investments, including certain derivative instruments embedded in other contracts, and for hedging activities. In July 1999, the FASB issued SFAS No. 137, Accounting for Derivative and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133. SFAS No. 137 deferred the effective date of SFAS No. 133 until fiscal years beginning after June 15, 2000. We will adopt SFAS No. 133 during fiscal 2001. To date, we have not engaged in derivative or hedging activities.

                               MANAGEMENT
                               ==========
Officers  and  Directors
------------------------
Each of our directors is elected by the Stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address               Age                     Position(s)
-----------------             -----                   -------------
Simon Tam                     42                      President
3465 Commercial Street                                and Chairman
Vancouver, B.C.,                                      of the Board
Canada V5N 4E8

Roland C. Tam                 44                      Secretary and Director
#102 - 3070 Norland Aveune
Burnaby, B.C.,
Canada V5B 3A6

Raymond K.M. Fung             44                      Treasurer and Director
#101 - 1668 West Broadway
Vancouver, B.C.,
Canada V6J 1X6


The person named above has held his office/position since 1996 and is expected to hold his office/position until the next annual meeting of our stockholders.

Background  of  Officers  and  Directors
----------------------------------------

Simon Tam has been the President and Chairman of the Board of Directors of the Company since 1996. Mr. Tam has more than 10 years experience in the computer industry. He co-founded two personal computer manufacturing and wholesale distribution companies (Cynch Enterprises and Darius Technology Ltd.). He was recognized as one of the top 40 under age 40 entrepreneurs of Business in Vancouver in 1991, when he was the Vice President and COO of Darius Technology Ltd., a Vancouver based public company. From 1991 to 1994, Mr. Tam was also the President and a Director of Sino Pacific Company Ltd., a Vancouver based public company involved in the mining industry. Mr. Tam has excelled in the areas of corporate finance and management. He is presently President and a Director of Consolidated PPM Development Corp. and Saxony Explorations Ltd., which are Canadian Venture Exchange public companies, involved in the natural resources sector. Mr.Tam devotes his time as required to the business of the Company.


Roland C. Tam has been the Secretary and a Director of the Company since 1998. Mr. Tam has over 10 years experience in the personal computer wholesale distribution industry as a sales manager. Currently, he is owner of Microdell Computer Ltd., a British Columbia corporation engaged in the business of PC sales and networking. From 1993 to present, Mr Tam was a Director of Saxony Explorations Ltd., which is listed on the Canadian Venture Exchange and is involved in the natural resources sector. From 1977 to 1987, Mr. Tam was sales supervisor of Hostess Food Product. Mr. Tam studied at British Columbia Institute Of Technology from 1979 to 1982, majoring in Marketing. Mr. Tam will devote his time as required to the business of the Company.

Raymond K.M. Fung has been the Treasurer, Chief Financial Officer and a Director of the Company since 1998. Mr. Fung currently owns and has operated a retail personal computer store for more than 8 years. Current annual sales of his store are $3,000,000. From 1982 to 1992, Mr. Fung was working for Budget Rent-A-Car in the accounting department. Mr. Fung graduated in 1979 from Langara College with a major in Accounting. Mr. Fung will devote his time as required to the business of the Company.



COMMITTEES OF BOARD OF DIRECTORS

Our board of directors does not presently have any committees, but intends to establish a compensation committee and an audit committee upon completion of this offering..

                             EXECUTIVE COMPENSATION
                              ----------------------
   Although our officers and directors have received stock options, none of them have received cash compensation for their services and there are no plans to give them cash compensation in the near future, unless and until we begin to realize revenues from our business operations. At such time, our officers will receive the following cash compensation:



----------------------------------------------------------------------------------------------------
                                Summary Compensation Table
                                 ==========================
                                     Annual                          Long-Term Compensation
                                  Compensation                       Awards          Payouts
-----------------------------------------------------------------------------------------------------

                                              Other        Restricted  Securities       LTIP    All
Name and                                      Annual         Stock     Underlying       Pay-    Other
Principal                                     Compen-        Awards    Options/         outs    Comp.
Position(s)                Year  Salary       sation                   SARs (#)         ($)
-----------------------------------------------------------------------------------------------------
Simon Tam                  2000   $ 90,000   $ 50,000       0          1,015,000(3)(4)  0       0
CEO, President
and Director

Roland C. Tam              2000   $ 48,000.  $ 20,000       0             15,000(4)     0       0
Chief Product Officer,
V.P.- Marketing and
 Sales, Secretary and
Director

Raymond K.M. Fung          2000   $ 48,000.  $ 20,000       0             15,000(4)     0       0
V.P., Treasurer and
Director


--------------------------------------------------------------------------------

(3) Pursuant to resolution of the Board of Directors, Mr. Tam was granted stock options to purchase up to a total of 1,000,000 shares of our common stock, at an exercise price of $1.00 per share, to be vested as follows: 40% of the grant, or 400,000 shares, vested on the effective date of the resolution (07-09-1999) and the balance of 60% of the grant, or 600,000 shares, will vest equally on a monthly basis over a period of two years from the date of the resolution.

(4) On January 15, 2000, we granted stock options to all 3 members of our Board of Directors to purchase a total of 15,000 shares of our common stock, at an exercise price of $1.00 per share, for a period of three years.


DIRECTOR COMPENSATION

     None of the board members receives a fee for attending board or committee meetings. Each member of the board who is not our employee, or an employee of a parent, subsidiary or affiliate of ours, will be eligible to participate in our 2000 Equity Incentive Plan, which will become effective immediately upon the completion of this offering. Under this plan, the option grants to directors are automatic and nondiscretionary. Each non-employee director who became a member of our board of directors before the date of this offering will receive an option to purchase 15,000 shares of our common stock. Each non-employee director who becomes a member of our board of directors on or after the date of this offering will be granted an option to purchase 15,000 shares of our common stock. Immediately after each annual meeting of our stockholders, each non-employee director will automatically be granted an additional option to purchase 7,500 shares if the director has served continuously as a member of our board since the date of the director's initial grant and for a period of at least one year before the annual meeting.

     Each option will have an exercise price equal to the fair market value of our common stock on the date of grant. The options will have four-year terms and will terminate three months after the date the director ceases to be a director or 12 months if the termination is due to death or disability. All options granted to non-employee directors will vest over a four year period at a rate of 25% of the total shares granted on the first anniversary of the date of grant, and ratably over the next 36 months, so long as the non-employee continuously remains our director or consultant. In the event of our dissolution or liquidation or a "change in control" transaction, options granted to our non-employee directors under the plan will become 100% vested and exercisable in full.

                     Options/SAR Grants in Last Fiscal Year
                      --------------------------------------
    During the fiscal year ended December 31, 1999, the following officer and director received options to purchase an aggregate of 1,000,000 shares, at an exercise price of $1.00 per share, valid for a period of four (4) years, as follows:

--------------------------------------------------------------------------------
                                    Individual Grants
--------------------------------------------------------------------------------
                                Percent                           Potential
                                of Total                          Realizable
                                Options/                           Value at
                                 SARs                           Assumed Annual
                   Number of    Granted                            Rates of
                   Securities     to       Exercise              Stock Price
                   Underlying   Employees  of Base               Appreciation
                  Options/SARs  in Fiscal   Price   Expiration    For Option
                  Granted (#)     Year      ($/Sh)    Date          Term
--------------------------------------------------------------------------------
                                                                   5%      10%
--------------------------------------------------------------------------------
Simon Tam         1,000,000       100%    $ 1.00   07-09-2003     _____    _____


-------------------------------------------------------------------------------


These options were granted on July 9, 1999, and were approved by Roland C. Tam and Raymond K.M. Fung, Directors, who also deemed the exercise price to be the fair value of the shares. None of the options have been exercised to date.

1999 Employee Stock Option and Incentive Plan
---------------------------------------------
    The 1999 Employee Stock Option and Incentive Plan was adopted by the Board of Directors and approved by the stockholders in July, 1999. The Plan provides for the issuance of up to a maximum of 1,500,000 shares of restricted common stock and is administered by the Board of Directors. As of December 31, 1999, 1,000,000 shares have been allocated under the Plan.

     The Board of Directors, or a committee appointed by the Board, has sole discretion to determine the type of award to be made under the Plan, the amount awarded to any employee, and the factors to be considered in determining the award, whether incentive stock options or non-qualified stock options. Options may be granted only for shares of Common Stock.


Limitation of Liability and Indemnification of Officers and Directors
---------------------------------------------------------------------
    Our Articles of Incorporation and By-Laws provide that our directors and officers shall be indemnified by us to the fullest extent permitted by Nevada law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. Nevada Revised Statute 78.7502, provides indemnification for any officer, director, employee or agent of our corporation who is party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, provided he/she was acting in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the corporation. The indemnification includes all expenses, including attorney's fees, judgments, fines and settlement amounts.

     In addition, the Articles of Incorporation provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.


INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION ON LIABILITY
--------------------------------------------------------------------------------
Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.


As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.


ANTI-TAKEOVER EFFECT

     The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by the Company is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.


                             PRINCIPAL STOCKHOLDERS
                             =======================
The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

     Unless otherwise indicated below, to our knowledge, all persons and entities listed below have sole voting and investment power over their shares of common stock, except to the extent that individuals share authority with spouses under applicable law.

     The number of shares beneficially owned by each stockholder is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder exercises sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after April 30, 2000, through the exercise of any option. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options into shares of common stock.


Name and Address             No. of      No. of              Percentage of
Beneficial                   Shares      Shares              of Ownership
Owner (1)                    Before      After Offering      Before     After
                             Offering        -              Offering   Offering
-----------------------      --------    --------------    --------------------
Simon Tam                   1,015,000 (2) 1,015,000 (2)       8%         7%
C101-3477 Commercial Street
Vancouver, B.C.,
Canada V5N 4E8

Roland C. Tam                 140,000 (3)   140,000 (3)        .3%         .1%
C101-3477 Commercial Street
Vancouver, B.C.,
Canada V5N 4E8

Raymond K.M. Fung              15,000 (4)    15,000 (4)        .1%         .1%
C101-3477 Commercial Street
Vancouver, B.C.,
Canada V5N 4E8

------------------
All Officers and
Directors as a Group        1,170,000     1,170,000           8.2%       7.2%


(1) The persons named above may be deemed to be parents and promoters of our Company, within the meaning of such terms under the Securities Act of 1933, by virtue of his direct and indirect stock holdings.
(2) This figure includes options to acquire 1,015,000  shares.
(3) This figure includes options to acquire 15,000  shares.
(4) This figure includes options to acquire 15,000  shares.

Future  Sales  by  Existing  Stockholders
-----------------------------------------
A total of 13,279,000 shares have been issued to the existing Stockholders, none of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Of that total, 152,000 of the issued and outstanding shares were sold in a public offering pursuant to Regulation A, and are unrestricted securities and may be publicly sold at any time, without restriction.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares , could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

 Of these shares, all of the 1,000,000 shares of our common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless the shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate may not be resold except under an effective registration statement or an exemption from registration, including an exemption under Rule 144 of the Securities Act. The remaining 13,279,000 shares of common stock held by existing stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are summarized below.

RULE 144

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year from the later of the date those shares of common stock were acquired from us or from an affiliate of ours would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

          (1) one percent of the number of shares of common stock then outstanding, which will equal approximately 143,000 shares immediately after this offering; or

          (2) the average weekly trading volume of the common stock on the Nasdaq National Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale of any shares of common stock.

     Sales of shares under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Affiliates may sell shares not constituting restricted securities in accordance with the volume limitations and other restrictions, but without regard to the one-year holding period.



RULE 144(K)

     In addition, under Rule 144(k), a person who is not one of our affiliates at any time during the three months before a sale, and who has beneficially owned the shares proposed to be sold for at least two years from the later of the date the shares were acquired from us or from an affiliate of ours, including the holding period of any previous owner other than an affiliate, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

RULE 701

     In general, under Rule 701 under the Securities Act as currently in effect, each of our employees, consultants or advisors who purchased shares from us in connection with a compensatory stock plan or other written agreement is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.



                            DESCRIPTION OF SECURITIES
                          ===========================
Common  Stock
-------------
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non- cumulative vote per share on all matters on which stockholders may vote.

Prior to this offering, there was a total of 13,279,000 shares of common stock issued and outstanding, held by 390 shareholders of record. All these outstanding shares are fully paid for and non-assessable and all shares subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative  Voting
----------------------
Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 93% of our outstanding shares.

Cash  Dividends
---------------
As of the date of this offering, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports
-------
After we complete this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

Stock  Transfer  Agent
----------------------
The stock transfer agent for our securities is Transfer Online, 227 S.W. Pine, Suite 300, Portland, Oregon 97204.



                              CERTAIN TRANSACTIONS
                             =====================


In July 1999, 3 immediate family members of Mssrs. Simon Tam, including Roland
C. Tam, purchased a total of 23,000 shares at a price of $.50 per share.

During July and August, 1999, the Company sold 341,000 shares of restricted common stock to 11 unrelated third parties at a price of $.50 per share.


In March 2000, the Company sold 65,000 shares of restricted common stock to 9 unrelated third parties at a price of $4.00 per share.

                                   LITIGATION
                                   ==========

We are not a party to any pending litigation and, to the best of our knowledge, none is contemplated or threatened.

                                     EXPERTS
                                     =======

Our consolidated financial statement for the years ended December 31, 1999 and December 31, 1999, and the period ended April 30, 2000, included in this prospectus have been audited by Mark Bailey & Co., Ltd., Independent Certified Public Accountants, 1495 Ridgeview Drive, Suite 200, Reno, Nevada 89509. We include the financial statements in reliance on the report of Mark Bailey & Co., Ltd., given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS
                                  ==============

The law office of Michael J. Morrison, Chartered, 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, telephone (702) 827-6300, fax number (702) 827-6311,
Mr. Morrison has passed upon the validity of the shares offered and certain other legal matters and has represented us in connection with this offering.

                              FINANCIAL STATEMENTS
                              =====================

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant. Our audited financial statements for the years ended December 31, 1999 and December 31, 1999, and the period ended April 30, 2000, immediately follow.

FINANCIAL STATEMENTS



                           ASIAN PACIFIC COMPANY, LTD.

                          (A DEVELOPMENT STAGE COMPANY)


                            FOR THE FOUR MONTHS ENDED

                                 APRIL 30, 2000

                                       AND

                                 THE YEARS ENDED

                           DECEMBER 31, 1999, AND 1998

                                      WITH

                                 AUDIT REPORT OF

                          CERTIFIED PUBLIC ACCOUNTANTS

                                TABLE OF CONTENTS

Independent Auditors' Report on the Financial Statements.......................2
Balance Sheets.................................................................3
Statements of Operations.......................................................4
Statements of Stockholders' Equity.............................................5
Statements of Cash Flows.......................................................6
Notes to Financial Statements..................................................7

                          INDEPENDENT AUDITORS' REPORT

May 19, 2000

Board of Directors
Asian Pacific Company, Ltd.

We have audited the accompanying balance sheets of Asian Pacific Company, Ltd. (a Company in the development stage) as of April 30, 2000, and December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the four months ended April 30, 2000, and the years ended December 31, 1999, and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Asian Pacific Company, Ltd. (a Company in the development stage), as of April 30, 2000, and December 31, 1999, and the results of its operations and its cash flows for the four months ended April 30, 2000, and the years ended December 31, 1999, and 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is in the development stage, and existing cash is insufficient to fund the Company's cash flow needs for the next year. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Mark Bailey & Co., Ltd.
Reno, Nevada


                                                          ASIAN PACIFIC COMPANY, LTD.
                                                      (A Company in the Development Stage)
                                                                 BALANCE SHEETS
                                                                 --------------
                                                      April 30, 2000, and December 31,1999


                                                                          ASSETS

                                                                             2000                      1999
                                                                             ----                      ----
CURRENT ASSETS
  Cash                                                                 $  112,479                 $  87,858
  Note and interest receivable (net of allowance for
   doubtful accounts of $ 289,675 and $ 86,204)                                 -                         -
                                                               ---------------------------------------------
    Total current assets                                                  112,479                    87,858
                                                               ---------------------------------------------
DEFERRED TAX ASSET (NET OF VALUATION ALLOWANCE
OF $116,488 AND $36,860)                                                        -                         -
                                                               ---------------------------------------------
    Total assets                                                       $  112,479                 $  87,858
                                                               =============================================


                                                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                         $  555                  $  1,631
                                                               ---------------------------------------------
    Total current and total liabilities                                       555                     1,631
                                                               ---------------------------------------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
--------------------
  Common stock, $0.001 par value, 100,000,000 shares authorized, 13,279,000 and
    13,214,000 shares issued and outstanding at
    April 30, 2000, and December 31, 1999, respectively                    13,279                    13,214
  Additional paid-in capital                                              441,256                   181,426
  Deficit accumulated during the
    development stage                                                    (342,611)                 (108,413)
                                                               ---------------------------------------------
    Total stockholders' equity                                            111,924                    86,227
                                                               ---------------------------------------------
    Total liabilities and stockholders' equity                         $  112,479                  $ 87,858
                                                               =============================================



                                                ASIAN PACIFIC COMPANY, LTD.
                                            (A Company in the Development Stage)
                                                  STATEMENTS OF OPERATIONS
                 For the Four Months Ended April 30, 2000, and the Years Ended
December 31, 1999, and 1998

                                 CUMULATIVE           FOR THE
                                   DURING           FOUR MONTHS                        FOR THE YEARS
                                 DEVELOPMENT           ENDED                               ENDED
                                    STAGE          APRIL 30, 2000         DECEMBER 31, 1999     DECEMBER 31, 1998
                                ------------       --------------         -----------------     -----------------

                                $          -       $            -              $          -          $          -
REVENUE
-------

INTEREST INCOME                        9,855                5,141                     4,714                     -
---------------

COSTS AND EXPENSES
------------------
  Operating and
  administrative expenses           (352,466)            (239,339)                 (100,277)                    -
                             ------------------------------------------------------------------------------------

    Net loss                    $    (342,611)      $    (234,198)             $    (95,563)         $          -
                             ====================================================================================

Loss per share                  $    (0.0260)       $     (0.0178)             $    (0.0073)         $          -
                             ====================================================================================





                                                ASIAN PACIFIC COMPANY, LTD.
                                            (A Company in the Development Stage)
                                                  STATEMENTS OF CASH FLOWS
                 For the Four Months Ended April 30,2000, and the Years Ended
December 31, 1999, and 1998

                                                         CUMULATIVE        FOR THE
                                                           DURING        FOUR MONTHS                        FOR THE
                                                        DEVELOPMENT         ENDED                         YEARS ENDED
                                                           STAGE        APRIL 30, 2000      DECEMBER 31, 1999      DECEMBER 31, 1998
                                                        -----------     --------------      -----------------      -----------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                          $    (342,611)       $    (234,198)         $     (95,563)                     -

  Adjustments to reconcile net loss:
    Increase in allowance for doubtful accounts           289,675              203,471                 86,204                      -
    Increase in accounts receivable                        (4,675)              (3,471)                (1,204)                     -
    Increase (decrease) in accounts payable                   555               (1,076)                 1,631                      -
    Increase in deferred tax asset                       (116,488)             (79,628)               (32,491)                     -
    Increase in valuation allowance
    for deferred tax asset                                116,488               79,628                 32,491                      -
                                                  ----------------------------------------------------------------------------------

      Net cash used in operating activities               (57,056)             (35,274)                (8,932)                     -
                                                  ----------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Issuance of note receivable                            (285,000)            (200,000)               (85,000)                     -
                                                  ----------------------------------------------------------------------------------

      Net cash used in investing activities              (285,000)            (200,000)               (85,000)                     -
                                                  ----------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds received from issuance of stock                454,535              259,895                181,790                      -
                                                  ----------------------------------------------------------------------------------
      Net cash provided by financing activities           454,535              259,895                181,790                      -
                                                  ----------------------------------------------------------------------------------

      Net increase in cash                                112,479               24,621                 87,858                      -

      Cash at October 10, 1988, (inception) and
        December 31, 1999, 1998, and 1997                       -               87,858                      -                      -
                                                  ----------------------------------------------------------------------------------

      Cash at April 30, 2000, and
        December 31, 1999, and 1998                $      112,479              112,479                 87,858                      -
                                                  ==================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION
  No amounts were actually paid for either interest or income taxes for the four months ended April 30, 2000, or the years ended December 31, 1999, and 1998




                                            ASIAN PACIFIC COMPANY, LTD.
                                        (A Company in the Development Stage)
                                         STATEMENTS OF STOCKHOLDERS' EQUITY
             For the Four Months Ended April 30, 2000, and the Years Ended December 31, 1999, and 1998


                                                                                    Accumulated
                                                                  Additional       Deficit during
                                                     Common        Paid-in         the Development         Total
                                                      Stock        Capital             Stage              Equity
                                                     -------       -------         ---------------        ------


Balance at December 31, 1997                      $   12,850    $        -          $      (12,850)   $        -

Net income at December 31, 1998                            -             -                       -             -
                                                ----------------------------------------------------------------

Balance at December 31, 1998                          12,850             -                 (12,850)            -

Issuance of 23,000 shares to
  related parties for cash at $0.50
  per share in July 1999                                  23        11,464                                11,487

Issuance of 341,000 shares to
  unrelated parties for cash at $0.50
  per share in July 1999                                 341       169,962                               170,303

Net loss at December 31, 1999                                                              (95,563)      (95,563)
                                                ----------------------------------------------------------------

Balance at December 31, 1999                          13,214       181,426                (108,413)       86,227

Issuance of 65,000 shares to
unrelated parties at $4.00
per share in March 2000                                   65       259,830                               259,895

Net loss at April 30, 2000                                                                (234,198)     (234,198)
                                                ----------------------------------------------------------------

Balance at April 30, 2000                         $  13,279     $  441,256          $     (342,611)   $  111,924
                                                ================================================================


1.       ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
         The Company was incorporated in the state of Nevada on October 10, 1988. The Company has been inactive since incorporation in 1988. On January 20, 1999, the Company entered into a Distribution Agreement with United Digital Communication, Limited to obtain the non-exclusive right to distribute and market the Pulselink 1000, a portable palm-type computer that can provide real time stock quotations with charts and which can also be used as a pager, daytime organizer, address book and calculator. The Company is in the development stage as its operations principally involve market analysis and other business planning activities, and no revenue has been generated from its business activities.

         These financial statements have been prepared assuming that the Company will continue as a going concern. The Company is currently in the development stage, and existing cash is insufficient to fund the Company's cash flow needs for the next year, should the Company commence operations. The Company plans to raise $4,000,000 by offering to sell 1,000,000 shares of its common stock pursuant to a registration statement to be filed under Form SB-2, promulgated under the Securities Act of 1933, as amended. Management believes that the $442,000 already raised, combined with the $4,000,000 expected to be raised by the offering, will provide the Company with sufficient funding for its cash flow needs for the future operations.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS
         For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. As of April 30, 2000, December 31, 1999, and December 31, 1998, the Company held no cash equivalents.

2.       NOTE AND INTEREST RECEIVABLE
         ----------------------------
         The receivables comprise the following:


                                                               2000            1999
                                                               ----            ----
        Interest receivable                                   $   4,675       $ 1,204
        Note receivable                                         285,000        85,000
        Allowance for doubtful accounts                        (289,675)      (86,204)
                                                              ---------      --------
        Interest   and   note   receivable   (net   of
        allowance account)                                    $     -0-       $   -0-
                                                              =========      ========


3.       FEDERAL INCOME TAXES
         The Company recognizes deferred tax liabilities and benefits for the expected future tax impact of transactions that have been accounted for differently for book and tax purposes.

         Deferred tax benefits and liabilities are calculated using enacted tax rates in effect for the year in which the differences are expected to reverse. The following is a schedule of the composition of the provision for income taxes:


                                                                          2000                1999            1998
                                                                          ----                ----            ----
                           Current                                   $      -0-          $      -0-      $      -0-
                           Deferred                                         -0-                 -0-             -0-
                                                                    -----------         -----------     -----------
                      Total provision for income taxes               $      -0-          $      -0-      $      -0-
                                                                     ==========          ==========      ==========


       Deferred federal income taxes consist of future tax benefits and liabilities attributed to:


                                                                          2000                1999               1998
                                                                          ----                ----               ----
                   Loss carryforward                               $   116,488          $   36,860          $   4,369
                   Valuation allowance                                (116,488)            (36,860)            (4,369)
                                                                   ------------         -----------         ----------

                   Net deferred income tax                         $        -0-         $       -0-         $      -0-
                                                                   ============         ===========         ==========



         The net change in the valuation account was $79,628, $32,491 and $0 in 2000, 1999, and 1998, respectively. The valuation allowance has been estimated in an amount equal to the projected future benefit of the loss carryforward because there is no assumption that the Company (not yet having begun operations) will generate sufficient income to utilize the tax benefit.

         The following net operating loss carryforwards as of December 31, 1999, will expire if not applied by the dates scheduled below:


                  Year ending December 31                              Net Operating Loss
                  -----------------------                              ------------------
                                2008                                         $ 12,850
                                2019                                           95,563
                                2020                                          234,198
                                                                              -------
                                                                             $342,611



4.       RELATED PARTY TRANSACTIONS

         In July, 1999, five immediate family members of the President of the Company, including one current officer and director, purchased a total of 2,535,000 shares of the Company's common stock from unrelated third parties for $125,000. Also in July, 1999, three immediate family members of the President of the Company, including one current officer and director, purchased a total of 23,000 shares of the Company's common stock at a price of $.50 per share (see Note 7).

5.       FAIR VALUE OF FINANCIAL INVESTMENTS
         Financial Accounting Standards Board ("FASB") Statement No. 107, "Disclosure About Fair Value of Financial Instruments," is a part of a continuing process by the FASB to improve information on financial statements. The following methods and assumptions were used by the Company in estimating its fair value disclosures for such financial instruments as defined by the Statement.

         The carrying amount reported in the balance sheet for cash and note and interest receivable approximates fair value at April 30, 2000.

         The carrying amount reported in the balance sheet for accounts payable approximates fair value at April 30, 2000, as it matures in less than one year.


6.       EMPLOYEE STOCK OPTION PLAN
         The Company has adopted a non-compensatory stock option plan for its employees that allows for issuance of 1,500,000 shares of common stock to be purchased at $1.00 per share. The options expire four years from the grant date of July 9, 1999.

7.       STOCKHOLDERS' EQUITY
         In 2000, the Company issued 65,000 shares of common stock to unrelated parties at $4.00 per share, for a total of $260,000 in cash less $105 of offering costs.

         In 1999, the Company issued 23,000 shares of common stock to one of its officers and directors and two immediate family members of the President of the Company at $0.50 per share, for a total of $11,500 in cash less $13 of offering costs (see Note 4). The Company also issued 341,000 shares of its common stock to other unrelated parties at $0.50 per share, for a total of $170,500 in cash less $197 of offering costs.

8.       CONTINGENCIES
         The Company maintains amounts on deposit with financial institutions which exceed federally insured limits. The Company has not experienced any significant losses in such accounts, nor does the Company believe it is exposed to any significant credit risk.

                                     PART II

                     INFORMATION  NOT  REQUIRED  IN  PROSPECTUS
                     ==========================================

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

The Registrant has authority under Nevada General Corporation Law to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation, as amended, provide that the Registrant shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this registration statement will be as follows:




Securities and Exchange Commission registration fee . . . . .  $ 1,056.00
NASD filing fee . . . . . . . . . . . . . . . . . . . . . . .      505.00
Printing expenses . . . . . . . . . . . . . . . . . . . . . .    1,500.00
Accounting fees and expenses. . . . . . . . . . . . . . . . .   10,000.00
Legal fees and expenses . . . . . . . . . . . . . . . . . . .   25,000.00
Fees and expenses (including legal fees) for qualification       5,000.00
   under state securities laws
Registrar and Transfer Agent's fees and expenses. . . . . . .    3,500.00
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .    3,439.00
                                                               ----------
          Total . . . . . . . . . . . . . . . . . . . . . . . .$50,000.00
                                                               ==========


All amounts except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated.

The Company is paying all of the expenses related to the sale of common stock offered by the Company.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.


In July 1999, purchased the Company sold a total of 23,000 shares of restricted common stock to 3 of the management's immediate family members, including Roland
C. Tam, at a price of $.50 per share.

During July and August, 1999, the Company sold 341,000 shares of restricted common stock to 11 unrelated third parties at a price of $.50 per share.

In March 2000, the Company sold 65,000 shares of restricted common stock to 9 unrelated third parties at a price of $4.00 per share.


The three transactions described above were conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, based upon the fact that the sales were made by the Issuer in transactions not involving any public offering. In addition, the sales to Roland C. Tam involved transactions with an "accredited" investor and would also be exempt under Section 4(6).

The restricted shares were issued in private placement transactions specifically contemplated by Section 4(2) of the Act and Regulation D promulgated thereunder. There was no general solicitation or advertising used in connection with the offers and sales of the securities. Mr. Roland C. Tam is an officer and director of the Registrant and is, therefore, by definition, an "accredited" investor. The other investors had complete access to the kind of information normally provided in a prospectus, including, but not limited to access to all the books and records of the corporation, and are also, by virtue of their respective net worth being in excess of $1,000,000, "accredited" investors.

ITEM  27.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

(a)  Exhibits:

EXHIBIT. . .  DESCRIPTION
--------      ------------
3.1. . . .  Articles of Incorporation, with Amendments

3.2. . . .  Bylaws

5 .  . . .  Opinion and Consent of Michael J. Morrison, Esq.

10.1 . . . .Distribution Agreement with Addendums (2)

23  . . .   Consent of Mark Bailey & Co. Ltd.,
            Certified Public Accountants



ITEM  28.  UNDERTAKINGS

I.     The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To  include  any  prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any additional or changed material information with respect to the plan of distribution; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1), or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               SIGNATURES
                               ===========
In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on June 21, 2000.

                         ASIAN PACIFIC COMPANY, LTD.

                        /s/ SIMON TAM, President, CEO and
                              Chairman of the Board

                        /s/ ROLAND C. TAM, Secretary and Director

                        /s/ RAYMOND K.M. FUNG, Treasurer,
                              Chief Financial Officer
                              and Director